UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS
     On December 15, 2006, the Boards of Directors of WGL Holdings, Inc. (WGL Holdings) and Washington Gas Light Company (Washington Gas), a subsidiary of WGL Holdings, adopted certain compensatory plans and policies as described herein. These plans have been revised and adopted, in part, to meet the requirements of Sec. 409A of the Internal Revenue Code (the “Code”).
     WGL Holdings adopted the Change in Control Severance Plan for Certain Executives, and a related Change in Control Policy and Post-Employment Restrictions Policy. WGL Holdings also adopted the WGL Holdings, Inc. Omnibus Incentive Compensation Plan, subject to approval by shareholders, and the Deferred Compensation Plan for Outside Directors.
     Washington Gas adopted the Change in Control Severance Plan for Certain Executives, and a related Change in Control Policy and Post-Employment Restrictions Policy. Washington Gas also adopted the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan.
     The Deferred Compensation Plan for Outside Directors provides benefits to directors, while the other plans relate to benefits available to the Chairman and Chief Executive Officer, and the four most highly compensated executive officers other than the Chairman and Chief Executive Officer (collectively, the “named executive officers”) of WGL Holdings and its subsidiaries, including Washington Gas, and other persons who may be designated as participants in various plans. A brief summary of each plan and the policies is provided below.
     WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives, Change in Control Policy and Post-Employment Restrictions Policy
     Participants in the Change in Control Severance Plan for Certain Executives (“Change in Control Plan”) are bound by the Change in Control Policy and Post-Employment Restrictions Policy. The Change in Control Plan was adopted to replace the individual employment agreements currently in place for the named executive officers and other executives of WGL Holdings and Washington Gas. The definition of a “change in control” as stated in the Change in Control Policy is incorporated by reference into the Change in Control Plan as well as other compensation agreements. The Change in Control Policy sets forth the treatment for option agreements and performance awards upon a “change in control.” The Change in Control Plan describes the circumstances under which severance pay opportunities would exist for certain executives in the event of a “change in control.”
     The change in control provisions of the Change in Control Plan are effective during the period of one year prior to, and two years following, a change in control of WGL Holdings or Washington Gas. A change in control generally will occur under the Change in Control Policy in the event of:
•	an acquisition of 30% or more of the voting stock of WGL Holdings or Washington Gas;

•	a change in the majority of the board of directors of WGL Holdings; or

•	a merger, reorganization, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas.

     Under the Change in Control Plan, if an executive is terminated during the effective period for reasons other than cause, or if the executive resigns for good reason, the executive is entitled to certain severance benefits, including, but not limited to: medical and dental benefits, and salary replacement benefits equal to the sum of the executive’s annual base salary plus annual incentive bonus multiplied by a factor of three or two, depending on the executive’s position. According to the Change in Control Plan, a “good reason resignation” generally means any termination of employment by an executive that is not initiated by the company and that is caused by certain events occurring during the change in control effective period. An executive officer will not be able to receive severance benefits for a “good reason resignation”, if the executive continues in employment for more than 90 days following the occurrence of an event or events that would permit a “good reason resignation.”
     The foregoing summary description of the Change in Control Severance Plan for Certain Executives, the Change in Control Policy and Post-Employment Restrictions Policy is qualified in its entirety by this reference to the full text of these documents which are attached as Exhibit 10.1 to this Current Report on Form 8-K.
WGL Holdings, Inc. Omnibus Incentive Compensation Plan
     The WGL Holdings, Inc. Omnibus Incentive Compensation Plan (“Omnibus Plan”), is subject to shareholder approval at the WGL Holdings, Inc. 2007 Annual Meeting scheduled to be held on March 1, 2007. The Omnibus Plan was adopted to replace, on a prospective basis, the 1999 Incentive Compensation Plan, as amended and restated. The Omnibus Plan will be fully described in and appended to the definitive proxy statement related to the WGL Holdings 2007 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission pursuant to SEC Regulation 14A. The Omnibus Plan retains many of the features of the 1999 Incentive Compensation Plan. Options, stock appreciation rights, restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents, other stock-based awards and cash awards may be granted under the plan. Options or stock appreciation rights issued under the Omnibus Plan will not be repriced, replaced, repurchased for cash at any time or regranted through cancellation or by lowering the exercise price without the prior approval of shareholders. Also, no material amendment of the Omnibus Plan will be made without shareholder approval, if shareholder approval is required by law, regulation, or stock exchange rule. Under the Omnibus Plan, the exercise price of a previously granted option or the grant price of a previously issued stock appreciation right may not be lowered at any time following the grant of such option or stock appreciation right. Executive officers and other key employees of WGL Holdings, or of any of its subsidiaries, are eligible to be granted awards under the Omnibus Plan.
     The foregoing summary description of the WGL Holdings, Inc. Omnibus Incentive Compensation Plan is qualified in its entirety by this reference to the full text of the plan which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
WGL Holdings, Inc. and Washington Gas Light Company Deferred
Compensation Plan for Outside Directors
     The Deferred Compensation Plan for Outside Directors, amended as of January 1, 2005 (“Deferred Compensation Plan”) is effective for amounts of director compensation that have been, or will be, deferred on and after January 1, 2005. The prior deferred compensation plan remains in effect for all amounts of director compensation deferred as of December 31, 2004. The new Deferred Compensation Plan is organized in the same manner and with most of the same terms and conditions as the prior plan.
     The amounts of director compensation that were deferred on December 31, 2004 remain subject to the terms of the prior plan. Directors may defer payment of all or a portion of their cash compensation. Compensation in the form of shares in WGL Holdings common stock may not be deferred. Directors may elect to defer compensation for a minimum of one year, or until the Director retires from the board or death, whichever first occurs. Directors must elect the time and method of distribution at the same time they submit an election to defer.
     The foregoing summary description of the Deferred Compensation Plan for Outside Directors, amended as of January 1, 2005 is qualified in its entirety by this reference to the full text of this plan which is attached as Exhibit 10.3 to this Current Report on Form 8-K.
Washington Gas Light Company Supplemental Executive Retirement Plan
     The Supplemental Executive Retirement Plan, as amended and restated, effective January 1, 2005 (“SERP”) is effective for benefits earned and vested on and after January 1, 2005. The prior plan remains in effect for all benefits earned and vested as of December 31, 2004. The nature and amount of retirement benefits are the same in the new SERP as they are in the prior plan.
     The new SERP has a different structure and organization than the prior plan. However, with a few substantive exceptions, the basic benefits and operation of the SERP has not changed. The new structure and organization is intended to improve the clarity of the document and provides that the Board shall designate “Eligible Employees” who may be participants.
     In accordance with the requirements of Section 409A of the Code, under the new SERP, participants have within 30 days of becoming a participant to make certain elections regarding the time and form of payment of their benefits under SERP. If those elections are not made, the participant will, by default, receive an annuity payment of his or her SERP benefit.
     Under the new SERP (except for the special transition period ending on December 31, 2007), and in accordance with requirements of Sec. 409A, the form of benefits under the SERP are no longer tied to the pension plan election. Accordingly, the normal and optional forms of benefits are now specifically stated in the new SERP.
     In accordance with Section 409A, persons designated as “key employees” may not receive a distribution of any new SERP benefit until at least six months following his or her termination of employment. It is likely that all SERP participants will be “key employees” under this IRS definition. Under the transition rules published by the IRS on October 4, 2006, the six-month delay will not be required for amounts payable on or before December 31, 2006, except for elections to receive lump sum payments. Accordingly, SERP participants who retire during calendar year 2006 and 2007 will not have to wait six months to receive their SERP distributions in the annuity form of benefit.
     A committee that is comprised of the members of the Washington Gas Retirement Board has responsibility for administration of the new SERP, or such other committee or persons that are selected by to the board of directors of Washington Gas.

     The foregoing summary description of the amended and restated Supplemental Executive Retirement Plan is qualified in its entirety by this reference to the full text of this plan which is attached as Exhibit 10.4 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibits are filed herewith:
10.1	WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (with Change in Control Policy and Post-Employment Restrictions Policy).

10.2	WGL Holdings, Inc. Omnibus Incentive Compensation Plan.

10.3	WGL Holdings, Inc. and Washington Gas Light Company Deferred Compensation Plan for Outside Directors.

10.4	Washington Gas Light Company Supplemental Executive Retirement Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: December 21, 2006	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)